EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Asyst Technologies, Inc. on Form S-8 of our report dated April 28, 2000, on the consolidated historical cost balance sheet (without giving effect to purchase accounting) of Mecs Corporation and subsidiary as of March 31, 2000, appearing in Asyst Technologies, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2001.

/S/    DELOITTE TOUCHE TOHMATSU

Nagoya, Japan
May 24, 2002